Exhibit 8

Subsidiary	Country of Incorporation	Interest Held	Percentage Interest
British Sky Broadcasting Limited	England and Wales	British Sky Broadcasting Group plc (“BSkyB”) and BSkyB Investments Limited hold 5,001,002 and 5,001,000 Ordinary Shares of £1 each, respectively	100%

British Interactive Broadcasting Holdings Limited (“BiB”)	England and Wales	BSkyB holds 651,960 Ordinary Shares of £1 each	100%

BSkyB Investments Limited	England and Wales	BSkyB holds 100 Ordinary Shares of £1 each	100%

BSkyB Finance UK plc	England and Wales	BSkyB and Sky Television Limited (a wholly owned subsidiary of BSkyB) hold 49,999 and 1 Ordinary Share of £1 each, respectively	100%

Sky Subscribers Services Limited	England and Wales	BiB holds 3 Ordinary Shares of £1 each	100%

Sky Holdings Limited	England and Wales	BSkyB Finance UK plc holds 600 Ordinary Shares of £1 each	100%

Sky In-Home Service Limited	England and Wales	BSkyB Limited holds 1,576,000 Ordinary Shares of £1 each	100%

BSkyB Publications Limited	England and Wales	BSkyB Limited holds 2 Ordinary Shares of £1 each	100%

British Sky Broadcasting SA	Luxembourg	BSkyB Limited holds 12,500 Ordinary Shares of £12 each	100%

Sky Broadband SA	Luxembourg	BSkyB Limited holds 309 Ordinary Shares of £100 each and Sky Television Limited holds 1 Ordinary Share of £100	100%

Sky Interactive Limited	England and Wales	BiB and BSkyB Limited hold 2 and 1 Ordinary Shares of £1 each, respectively	100%

Easynet Group Limited	England and Wales	Sky Holdings Limited holds 121,308,489 Ordinary Shares of 4p each and Sky Television holds 1 Ordinary Share of 4p each	100%

Sky Ventures Limited	England and Wales	BSkyB Limited holds 912 Ordinary Shares of £1 each	100%

365 Media Group Limited	England and Wales	Sky Holdings Limited holds 151,970,071 Ordinary Shares of 1p each and Sky Television holds 1 Ordinary Share of 1p each	100%

Amstrad Satellite Products Limited	England and Wales	Amstrad Limited holds 7 Ordinary Shares of £1 each. Amstrad Limited is a wholly owned subsidiary of Sky Digital Supplies Limited and Sky Television Limited	100%